EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
CapitalSouth Bancorp:
     We consent to the use of our report included herein and to the reference to our firm under the heading “Other Experts” in the prospectus.
/s/ KPMG LLP
Birmingham, Alabama
May 22, 2007